Exhibit 32

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Alphatec Holdings, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report for the year ended December 31, 2006, as amended on April 30, 2007 and on May 18, 2007 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 18, 2007	/s/ JOHN H. FOSTER
John H. Foster President, Chief Executive Officer and Chairman

Dated: May 18, 2007	/s/ STEVEN M. YASBEK
Steven M. Yasbek Chief Financial Officer, Vice President and Treasurer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.